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                          ROPES & GRAY
                     ONE INTERNATIONAL PLACE
                Boston, Massachusetts  02110-2624

                         (617) 951-7000
                      FAX:  (617) 951-7050


                                            January 30, 1998

BY EDGAR


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:  The Alliance Portfolios (the "Trust")
              (File Nos. 811-05088 and 33-12988)
              Alliance Growth Fund and
              Alliance Strategic Balanced Fund

Ladies and Gentlemen:

         We are filing today, through EDGAR, pursuant to Rule 485(b) under the Securities Act of 1933, Post-Effective Amendment No. 28 to the Trust's Registration Statement on Form N-1A. The Amendment has been electronically coded to reflect changes made from Post-Effective Amendment No. 27 to the Trust's Registration Statement, filed with the Commission on October 31, 1997.

         The Amendment is being filed for the purpose of amending the Registration Statement pursuant to Rule 8b-16 under the Investment Company Act of 1940. The Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b). The Amendment relates solely to Alliance Growth Fund and Alliance Strategic Balanced Fund. No information relating to any other series of the Trust is amended or superseded hereby.




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         Please direct any questions concerning this filing to me
at (617) 951-7801.

                                  Very truly yours,



                                  /s/ Brian D. McCabe

Enclosures
cc:  Andrew L. Gangolf, Esq.
     Ms. Dawn Paynter
     J.B. Kittredge, Esq.








































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